Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)
___________________________
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)
150 Royall Street Canton, Massachusetts (Address of principal executive offices)	02021 (Zip Code)

___________________________
Computershare Trust Company, National Association
Attn: Legal Department
150 Royall Street
Canton, Massachusetts 02021
(781) 575-3538
(Name, address and telephone number of agent for service)

NVIDIA CORPORATION
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3177549 (I.R.S. Employer Identification Number)
2788 San Tomas Expressway Santa Clara, California (Address of principal executive offices)	95051 (Zip Code)

___________________________

DEBT SECURITIES
(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:
(a)    Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
340 Madison Avenue, 4th Floor
New York, NY 10017-2613

(b)    Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.
Item 2.    Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
Item 16.    List of exhibits. List below all exhibits filed as a part of this statement of eligibility.
1.    A copy of the articles of association of the trustee, as now in effect. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).
2.     A copy of the certificate of authority of the trustee to commence business. (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-200089).
3.     A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-261843).
4.    A copy of the existing bylaws of the trustee, as now in effect. (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

6.    The consent of the trustee required by Section 321(b) of the Act.

7.    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis, and State of Minnesota, on the 28th day of February, 2023.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Casey Boyle
Name: Casey Boyle Title: Assistant Vice President

EXHIBIT 6

February 28, 2023

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issue of debt securities, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Casey Boyle
Name: Casey Boyle Title: Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION
150 Royall Street, Canton, MA 02021
at the close of business December 31, 2022.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,297
Interest-bearing balances	354,504
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	-0-
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	7,524
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	671,815
Other intangible assets	-0-
Other assets	139,364
Total assets	1,176,504
LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	184,765
Total liabilities	184,765
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	827,224
Retained earnings	164,015
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	991,739
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	991,739
Total liabilities and equity capital	1,176,504
I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Robert G. Marshall

Robert G. Marshall
Assistant Controller